Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer, and Treasurer

(407) 904-3324

mpartridge@ctoreit.com

FOR IMMEDIATE RELEASE	CTO Realty Growth Reports Fourth Quarter and Full Year 2023 Operating Results

WINTER PARK, FL – February 22, 2024 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter and year ended December 31, 2023.

Select Full Year 2023 Highlights

◾Reported Net Income per diluted share attributable to common stockholders of $0.03 for the year ended December 31, 2023.
◾Reported Core FFO per diluted share attributable to common stockholders of $1.77 for the year ended December 31, 2023.
◾Reported AFFO per diluted share attributable to common stockholders of $1.91 for the year ended December 31, 2023.
◾Invested $80.0 million into four retail property acquisitions and one land parcel, totaling 470,600 leasable square feet at a weighted-average going-in cash cap rate of 7.5%.
◾Originated one first mortgage and provided seller financing through a short-term first mortgage totaling $30.4 million of structured investments at a weighted-average initial yield of 8.1%.
◾Sold nine income properties for total disposition volume of $87.1 million at a weighted average exit cap rate of 7.5%.
◾Reported a decrease of (2.4%) in Same-Property NOI as compared to the year-ended December 31, 2022.
◾Signed 61 comparable leases totaling 341,547 square feet at an average cash base rent of $26.97 per square foot, resulting in comparable rent per square foot growth of 7.5%.
◾Repurchased 369,300 shares of common stock at an average price of $16.35 per share.
◾Repurchased 21,192 shares of Series A Preferred Stock at an average price of $18.45 per share.
◾Paid regular common stock cash dividends during the full year of 2023 of $1.52 per share, a 1.8% increase over the Company’s 2022 common stock cash dividends.
◾Subsequent to year-end 2023, the Company entered into a contract to sell its mixed-use property in Santa Fe, NM for approximately $20.0 million. The prospective buyer’s deposit is non-refundable, and closing is anticipated to occur before March 31, 2024.
◾On February 16, 2024, the Company signed a ground lease with a purchase option, subject to a feasibility period, for the undeveloped 10-acre land parcel adjacent to The Collection at Forsyth in Cumming, GA.

◾	On February 16, 2024, the Company completed the sale of its remaining Subsurface Interests for gross proceeds of $5.0 million.

Select Fourth Quarter 2023 Highlights

◾	Reported Net Income per diluted share attributable to common stockholders of $0.25 for the quarter ended December 31, 2023.
◾	Reported Core FFO per diluted share attributable to common stockholders of $0.48 for the quarter ended December 31, 2023.
◾	Reported AFFO per diluted share attributable to common stockholders of $0.52 for the quarter ended December 31, 2023.
◾	Sold six properties during the quarter for total disposition volume of $64.2 million at a weighted average exit cap rate of 7.8%, generating total gains on sales of $3.1 million.
◾	Originated one $15.4 million short-term first mortgage in the form of seller financing, at a going-in cash yield of 7.5%.
◾	Reported an increase in Same-Property NOI of 4.7% as compared to the fourth quarter of 2022.
◾	Signed 16 comparable leases during the quarter totaling 74,246 square feet at an average cash base rent of $29.95 per square foot, resulting in comparable rent per square foot growth of 17.9%.
◾	Repurchased 62,015 shares of common stock at an average price of $15.72 per share.
◾	Repurchased 14,398 shares of Series A Preferred Stock at an average price of $18.40 per share.
◾	Paid a common stock cash dividend of $0.38 per share, representing an annualized yield of 9.2% based on the closing price of the Company’s common stock on February 21, 2024.

CEO Comments

“Operational performance in the fourth quarter was strong, with comparable leasing rent growth of nearly 18% and same-store NOI growth of just under 5%. Even with some of the tenant challenges we experienced in the first half of the year, we continued to improve our portfolio, balance sheet, and long-term growth profile, and our fourth quarter performance caps off a year where we delivered $1.91 of AFFO per share,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “For 2024, we have a number of strategic initiatives we’re focused on to set the stage for meaningful property NOI growth in 2025, including the recent openings of Politan Row, Culinary Dropout, and Fogo de Chão, and rent commencing the majority of our signed-but-not-open pipeline that represents more than 6% of in-place annualized cash base rents. We are also seeing more opportunities for investment and look forward to being active in the transactions market as we continually search for opportunities to grow our high-quality retail-focused portfolio.”

Year-to-Date Financial Results Highlights

The table below provides a summary of the Company’s operating results for the year ended December 31, 2023:

(in thousands, except per share data)	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022	Variance to Comparable Period in the Prior Year
Net Income Attributable to the Company	$5,530	$3,158	$2,372	75.1%

Net Income (Loss) Attributable to Common Stockholders	$758	$(1,623)	$2,381	146.7%
Net Income (Loss) per Diluted Share Attributable to Common Stockholders (1)	$0.03	$(0.09)	$0.12	133.3%

Core FFO Attributable to Common Stockholders (2)	$39,783	$32,212	$7,571	23.5%
Core FFO per Common Share – Diluted (2)	$1.77	$1.74	$0.03	1.7%

AFFO Attributable to Common Stockholders (2)	$43,073	$33,925	$9,148	27.0%
AFFO per Common Share – Diluted (2)	$1.91	$1.83	$0.08	4.4%

Dividends Declared and Paid, per Preferred Share	$1.59	$1.59	$—	0.0%
Dividends Declared and Paid, per Common Share	$1.52	$1.49	$0.03	1.8%
(1)

The denominator for this measure excludes the impact of 3.3 million and 3.1 million shares for the years ended December 31, 2023 and 2022, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share – Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share – Diluted.

Quarterly Financial Results Highlights

The table below provides a summary of the Company’s operating results for the three months ended December 31, 2023:

(in thousands, except per share data)	For the Three Months Ended December 31, 2023	For the Three Months Ended December 31, 2022	Variance to Comparable Period in the Prior Year
Net Income (Loss) Attributable to the Company	$7,037	$(3,079)	$10,116	328.5%
Net Income (Loss) Attributable to Common Stockholders	$5,850	$(4,274)	$10,124	236.9%
Net Income (Loss) per Diluted Share Attributable to Common Stockholders (1)	$0.25	$(0.21)	$0.46	219.0%

Core FFO Attributable to Common Stockholders (2)	$10,846	$6,816	$4,030	59.1%
Core FFO per Common Share – Diluted (2)	$0.48	$0.34	$0.14	41.2%

AFFO Attributable to Common Stockholders (2)	$11,663	$7,361	$4,302	58.4%
AFFO per Common Share – Diluted (2)	$0.52	$0.37	$0.15	40.5%

Dividends Declared and Paid, per Preferred Share	$0.40	$0.40	$—	0.0%
Dividends Declared and Paid, per Common Share	$0.38	$0.38	$—	0.0%
(1)

For the three months ended December 31, 2023, the denominator for this measure includes the impact of 3.4 million shares related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact was dilutive for the period. For the three months ended December 31, 2022, the denominator for this measure excludes the impact of 3.2 million shares, as the impact would be anti-dilutive for the period.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

Investments

During the year ended December 31, 2023, the Company invested $80.0 million into four retail property acquisitions totaling 470,600 square feet and one land parcel and originated two first mortgage structured investments totaling $30.4 million. These 2023 acquisitions and structured investments were completed at a weighted average going-in cash yield of 7.7%.

During the three months ended December 31, 2023, the Company originated one $15.4 million first mortgage structured investment, secured by the Company’s recently sold Sabal Pavilion single tenant office property in Tampa, Florida. The 6-month first mortgage was arranged in the form of seller financing at the time of the Company’s property sale, is interest-only through maturity, and bears a fixed interest rate of 7.5%.

Dispositions

During the year ended December 31, 2023, the Company sold nine income properties for total disposition volume of $87.1 million at a weighted average exit cap rate of 7.5%, generating total gains on sales of $6.6 million.

During the three months ended December 31, 2023, the Company sold six income properties for total disposition volume of $64.2 million at a weighted average exit cap rate of 7.8%, generating total gains on sales of $3.1 million.

Subsequent to year-end 2023, the Company entered into the following arrangements:

◾	The Company entered into a contract to sell its mixed-use property in Santa Fe, NM for approximately $20.0 million. The prospective buyer’s deposit is non-refundable, and closing is anticipated to occur before March 31, 2024.
◾	The Company signed a ground lease with a purchase option, subject to a feasibility period, for the undeveloped 10-acre land parcel adjacent to The Collection at Forsyth in Cumming, GA (the “Property”). As part of the agreement, the Company will receive monthly feasibility payments of $30,000 from February 16, 2024 through September 30, 2024 (the “Feasibility Period”). The counterparty will have a right to terminate the agreement during the Feasibility Period (the “Termination Right”). Following the Feasibility Period and expiration of the Termination Right, commencing October 1, 2024, the counterparty will have the right to enter into a 20-year ground lease requiring monthly ground lease payments of $43,000 (the ‘Ground Lease”). The Ground Lease includes increases of 3% annually. Additionally, beginning January 1, 2025 and expiring April 1, 2029 (the “Purchase Right Period”), the counterparty will have the right to acquire the Property for a predefined purchase price and the purchase price will increase by 3% each year of the Purchase Right Period.

Portfolio Summary

The Company’s income property portfolio consisted of the following as of December 31, 2023:

Asset Type	# of Properties	Square Feet	Weighted Average Remaining Lease Term
Single Tenant	6	252	6.2 years
Multi-Tenant	14	3,461	4.3 years
Total / Weighted Average Lease Term	20	3,712	5.1 years

Square feet in thousands. Any differences are a result of rounding.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	14	2,148	56.7%
Office	1	210	5.0%
Mixed-Use	5	1,355	38.3%
Total / Weighted Average Lease Term	20	3,712	100%

Square feet in thousands. Any differences are a result of rounding.

Leased Occupancy	93.3%
Occupancy	90.3%

Same Property Net Operating Income

During the full year of 2023, the Company’s Same-Property NOI totaled $34.5 million, a decrease of (2.4%) over the prior full year period, as presented in the following table.

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022	Variance to Comparable Period in the Prior Year
Single Tenant	$5,323	$4,940	$383	7.8%
Multi-Tenant	29,218	30,451	(1,233)	(4.0%)
Total	$34,541	$35,391	$(850)	(2.4%)

$ in thousands.

During the fourth quarter of 2023, the Company’s Same-Property NOI totaled $11.0 million, an increase of 4.7% over the comparable prior year period, as presented in the following table.

	For the Three Months Ended December 31, 2023	For the Three Months Ended December 31, 2022	Variance to Comparable Period in the Prior Year
Single Tenant	$1,984	$1,781	$203	11.4%
Multi-Tenant	8,994	8,701	293	3.4%
Total	$10,978	$10,482	$496	4.7%

$ in thousands.

Leasing Activity

During the year ended December 31, 2023, the Company signed 92 leases totaling 496,643 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 61 leases totaling 341,547 square feet at an average cash base rent of $26.97 per square foot compared to a previous average cash base rent of $25.09 per square foot, representing 7.5% comparable growth.

A summary of the Company’s overall leasing activity for the year ended December 31, 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	239	8.6 years	$27.46	$7,087	$3,079
Renewals & Extensions	258	4.6 years	$24.92	142	173
Total / Weighted Average	497	8.7 years	$26.15	$7,229	$3,252

In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

During the quarter ended December 31, 2023, the Company signed 22 leases totaling 96,729 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 16 leases totaling 74,246 square feet at an average cash base rent of $29.95 per square foot compared to a previous average cash base rent of $25.41 per square foot, representing 17.9% comparable increase.

A summary of the Company’s overall leasing activity for the quarter ended December 31, 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	41	9.5 years	$39.87	$2,714	$970
Renewals & Extensions	56	5.8 years	$27.48	-	37
Total / Weighted Average	97	7.7 years	$32.66	$2,714	$1,007

In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Subsurface Interests and Mitigation Credits

During the year ended December 31, 2023, the Company sold approximately 3,481 acres of subsurface oil, gas, and mineral rights for $1.0 million, resulting in a gain of $1.0 million.

During the year ended December 31, 2023, the Company sold approximately 20.5 mitigation credits for $2.3 million, resulting in a gain of $0.7 million.

During the three months ended December 31, 2023, the Company sold approximately 11.0 mitigation credits for $1.2 million, resulting in a gain of $0.3 million.

On February 16, 2024, the Company completed the sale of its remaining subsurface oil, gas, and mineral rights totaling approximately 352,000 acres in 19 counties in the State of Florida (“Subsurface Interests”) for gross proceeds of $5.0 million. As part of the Subsurface Interests sale, the Company entered into a management agreement with the buyer to provide ongoing management services for an annual base management fee of $100,000 and the potential to earn additional incentive fees if certain conditions are met.

Capital Markets and Balance Sheet

During the quarter ended December 31, 2023, the Company completed the following capital markets activities:

◾	Repurchased 62,015 shares of common stock at an average price of $15.72 per share.

◾	Repurchased 14,398 shares of Series A Preferred Stock at an average price of $18.40 per share.
◾	Entered into a $50 million forward starting interest rate swap agreement to fix SOFR at a weighted average fixed swap rate of 3.85% for the period between February 2024 and January 2028.

The following table provides a summary of the Company’s long-term debt, at face value, as of December 31, 2023:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2025 Convertible Senior Notes	$51.0 million	3.875%	April 2025
2026 Term Loan (1)	65.0 million	SOFR + 10 bps + [1.25% – 2.20%]	March 2026
Mortgage Note (2)	17.8 million	4.06%	August 2026
Revolving Credit Facility (3)	163.0 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2027 Term Loan (4)	100.0 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2028 Term Loan (5)	100.0 million	SOFR + 10 bps + [1.20% – 2.15%]	January 2028
Total Debt / Weighted Average Interest Rate	$496.8 million	4.30%
(1)

The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 0.26% plus the 10 bps SOFR adjustment plus the applicable spread.

(2)	Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.
(3)

The Company utilized interest rate swaps on $100.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread.

(4)	The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 0.64% plus the 10 bps SOFR adjustment plus the applicable spread.
(5)

The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

As of December 31, 2023, the Company’s net debt to Pro Forma EBITDA was 7.6 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.6 times. As of December 31, 2023, the Company’s net debt to total enterprise value was 50.6%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

Dividends

On November 21, 2023, the Company announced a cash dividend on its common stock and Series A Preferred stock for the fourth quarter of 2023 of $0.38 per share and $0.40 per share, respectively, payable on December 29, 2023 to stockholders of record as of the close of business on December 14, 2023. The fourth quarter 2023 common stock cash dividend represents a payout ratio of 79.2% and 73.1% of the Company’s fourth quarter 2023 Core FFO per diluted share and AFFO per diluted share, respectively.

During the year ended December 31, 2023, the Company paid cash dividends on its common stock and Series A Preferred stock of $1.52 per share and $1.59 per share, respectively. The 2023 common stock cash dividends represent a 1.8% increase over the Company’s full year 2022 common stock cash dividends and payout ratios of 85.9% and 79.6% of the Company’s full year 2023 Core FFO per diluted share and AFFO per diluted share, respectively.

On February 20, 2024, the Company declared a common stock cash dividend for the first quarter of 2024 of $0.38 per share, representing an annualized yield of 9.2% based on the closing price of the Company’s common stock on February 21, 2024.

2024 Guidance

The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2024 is as follows:

	2024 Guidance Range
	Low		High
Core FFO Per Diluted Share	$1.56	to	$1.64
AFFO Per Diluted Share	$1.70	to	$1.78

The Company’s 2024 guidance includes but is not limited to the following assumptions:

◾	Same-Property NOI growth of 2% to 4%, including the known impact of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy, and/or tenant lease defaults, and before any impact from potential 2024 income property acquisitions and/or dispositions.
◾	General and administrative expenses within a range of $15.2 million to $16.2 million.
◾	Weighted average diluted shares outstanding of 22.5 million shares.
◾	Year-end 2024 leased occupancy projected to be within a range of 95% to 96% before any impact from potential 2024 income property acquisitions and/or dispositions.
◾	Investment, including structured investments, between $100 million and $150 million at a weighted average initial cash yield between 7.75% and 8.25%
◾	Disposition of assets between $75 million and $125 million at a weighted average exit cash yield between 7.50% and 8.25%

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and year ended December 31, 2023 on Friday, February 23, 2024, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast: https://edge.media-server.com/mmc/p/qr25b7sf

Dial-In:   https://register.vevent.com/register/BI18b7afe0b0bd43d1bda0f7925b2705d8

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	December 31, 2023	December 31, 2022
ASSETS
Real Estate:
Land, at Cost	$222,232	$233,930
Building and Improvements, at Cost	559,389	530,029
Other Furnishings and Equipment, at Cost	857	748
Construction in Process, at Cost	3,997	6,052
Total Real Estate, at Cost	786,475	770,759
Less, Accumulated Depreciation	(52,012)	(36,038)
Real Estate—Net	734,463	734,721
Land and Development Costs	731	685
Intangible Lease Assets—Net	97,109	115,984
Investment in Alpine Income Property Trust, Inc.	39,445	42,041
Mitigation Credits	1,044	1,856
Mitigation Credit Rights	—	725
Commercial Loans and Investments	61,849	31,908
Cash and Cash Equivalents	10,214	19,333
Restricted Cash	7,605	1,861
Refundable Income Taxes	246	448
Deferred Income Taxes—Net	2,009	2,530
Other Assets	34,953	34,453
Total Assets	$989,668	$986,545
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$2,758	$2,544
Accrued and Other Liabilities	18,373	18,028
Deferred Revenue	5,200	5,735
Intangible Lease Liabilities—Net	10,441	9,885
Long-Term Debt	495,370	445,583
Total Liabilities	532,142	481,775
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 2,978,808 shares issued and outstanding at December 31, 2023 and 3,000,000 shares issued and outstanding at December 31, 2022	30	30
Common Stock – 500,000,000 shares authorized; $0.01 par value, 22,643,034 shares issued and outstanding at December 31, 2023; and 22,854,775 shares issued and outstanding at December 31, 2022	226	229
Additional Paid-In Capital	168,435	172,471
Retained Earnings	281,944	316,279
Accumulated Other Comprehensive Income	6,891	15,761
Total Stockholders’ Equity	457,526	504,770
Total Liabilities and Stockholders’ Equity	$989,668	$986,545

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(In thousands, except share, per share and dividend data)

	(Unaudited) Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Revenues
Income Properties	$26,290	$19,628	$96,663	$68,857
Management Fee Income	1,094	994	4,388	3,829
Interest Income From Commercial Loans and Investments	1,119	841	4,084	4,172
Real Estate Operations	1,382	1,067	3,984	5,462
Total Revenues	29,885	22,530	109,119	82,320
Direct Cost of Revenues
Income Properties	(7,572)	(6,421)	(28,455)	(20,364)
Real Estate Operations	(847)	(553)	(1,723)	(2,493)
Total Direct Cost of Revenues	(8,419)	(6,974)	(30,178)	(22,857)
General and Administrative Expenses	(3,756)	(3,927)	(14,249)	(12,899)
Provision for Impairment	(148)	—	(1,556)	—
Depreciation and Amortization	(11,359)	(8,454)	(44,173)	(28,855)
Total Operating Expenses	(23,682)	(19,355)	(90,156)	(64,611)
Gain (Loss) on Disposition of Assets	3,978	(11,770)	7,543	(7,042)
Other Gain (Loss)	3,978	(11,770)	7,543	(7,042)
Total Operating Income (Loss)	10,181	(8,595)	26,506	10,667
Investment and Other Income	3,283	7,046	1,987	776
Interest Expense	(6,198)	(3,899)	(22,359)	(11,115)
Income (Loss) Before Income Tax Benefit (Expense)	7,266	(5,448)	6,134	328
Income Tax Benefit (Expense)	(229)	2,369	(604)	2,830
Net Income (Loss) Attributable to the Company	7,037	(3,079)	5,530	3,158
Distributions to Preferred Stockholders	(1,187)	(1,195)	(4,772)	(4,781)
Net Income (Loss) Attributable to Common Stockholders	$5,850	$(4,274)	$758	$(1,623)

Per Share Attributable to Common Stockholders:
Basic Net Income (Loss) per Share	$0.26	$(0.21)	$0.03	$(0.09)
Diluted Net Income (Loss) Per Share	$0.25	$(0.21)	$0.03	$(0.09)

Weighted Average Number of Common Shares
Basic	22,440,404	19,884,782	22,529,703	18,508,201
Diluted	25,876,738	19,884,782	22,529,703	18,508,201

Dividends Declared and Paid – Preferred Stock	$0.40	$0.40	$1.59	$1.59
Dividends Declared and Paid – Common Stock	$0.38	$0.38	$1.52	$1.49

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income (Loss) Attributable to the Company	$7,037	$(3,079)	$5,530	$3,158
Loss (Gain) on Disposition of Assets	(3,978)	11,770	(7,543)	7,042
Provision for Impairment	148	—	1,556	—
Depreciation and Amortization	11,359	8,454	44,173	28,855
Amortization of Intangibles to Lease Income	(510)	(676)	(2,303)	(2,161)
Straight-Line Rent Adjustment	240	521	1,159	2,166
COVID-19 Rent Repayments	—	(26)	(46)	(105)
Accretion of Tenant Contribution	13	40	128	154
Interest Expense	6,198	3,899	22,359	11,115
General and Administrative Expenses	3,756	3,927	14,249	12,899
Investment and Other Income	(3,283)	(7,046)	(1,987)	(776)
Income Tax (Benefit) Expense	229	(2,369)	604	(2,830)
Real Estate Operations Revenues	(1,382)	(1,067)	(3,984)	(5,462)
Real Estate Operations Direct Cost of Revenues	847	553	1,723	2,493
Management Fee Income	(1,094)	(994)	(4,388)	(3,829)
Interest Income from Commercial Loans and Investments	(1,119)	(841)	(4,084)	(4,172)
Other Non-Recurring Items	(1,122)	—	(1,122)	—
Less: Impact of Properties Not Owned for the Full Reporting Period	(6,361)	(2,584)	(31,483)	(13,156)
Same-Property NOI	$10,978	$10,482	$34,541	$35,391

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income (Loss) Attributable to the Company	$7,037	$(3,079)	$5,530	$3,158
Add Back: Effect of Dilutive Interest Related to 2025 Notes (1)	539	—	—	—
Net Income Attributable to the Company, If-Converted	$7,576	$(3,079)	5,530	3,158
Depreciation and Amortization of Real Estate	11,338	8,440	44,107	28,799
Loss (Gain) on Disposition of Assets, Net of Income Tax	(3,978)	8,898	(7,543)	4,170
Gain on Disposition of Other Assets	(533)	(519)	(2,272)	(2,992)
Provision for Impairment	148	—	1,556	—
Realized and Unrealized Loss (Gain) on Investment Securities	(1,974)	(6,405)	3,689	1,697
Extinguishment of Contingent Obligation	(515)	—	(2,815)	—
Funds from Operations	$12,062	$7,335	$42,252	$34,832
Distributions to Preferred Stockholders	(1,187)	(1,195)	(4,772)	(4,781)
Funds From Operations Attributable to Common Stockholders	$10,875	$6,140	$37,480	$30,051
Amortization of Intangibles to Lease Income	510	676	2,303	2,161
Less: Effect of Dilutive Interest Related to 2025 Notes (1)	(539)	—	—	—
Core Funds From Operations Attributable to Common Stockholders	$10,846	$6,816	$39,783	$32,212
Adjustments:
Straight-Line Rent Adjustment	(240)	(521)	(1,159)	(2,166)
COVID-19 Rent Repayments	—	26	46	105
Other Depreciation and Amortization	1	(33)	(91)	(232)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	185	264	821	774
Non-Cash Compensation	871	809	3,673	3,232
Adjusted Funds From Operations Attributable to Common Stockholders	$11,663	$7,361	$43,073	$33,925

FFO Attributable to Common Stockholders per Common Share – Diluted	$0.42	$0.31	$1.66	$1.62
Core FFO Attributable to Common Stockholders per Common Share – Diluted	$0.48	$0.34	$1.77	$1.74
AFFO Attributable to Common Stockholders per Common Share – Diluted	$0.52	$0.37	$1.91	$1.83

(1)

For the three months ended December 31, 2022 and the years ended December 31, 2023 and 2022, interest related to the 2025 Convertible Senior Notes was excluded from net income attributable to the Company to derive FFO effective January 1, 2023 due to the implementation of ASU 2020-06 which requires presentation on an if-converted basis, as the impact to net income(loss) attributable to common stockholders would be anti-dilutive. For the three months ended December 31, 2023, interest related to the 2025 Convertible Senior Notes was added back to net income attributable to the Company to derive FFO, as the impact to net income attributable to common stockholders was dilutive.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended December 31, 2023
Net Income Attributable to the Company	$7,037
Depreciation and Amortization of Real Estate	11,338
Gain on Disposition of Assets	(3,978)
Gain on Disposition of Other Assets	(533)
Provision for Impairment	148
Realized and Unrealized Gain on Investment Securities	(1,974)
Extinguishment of Contingent Obligation	(515)
Distributions to Preferred Stockholders	(1,187)
Straight-Line Rent Adjustment	(240)
Amortization of Intangibles to Lease Income	510
Other Depreciation and Amortization	1
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	185
Non-Cash Compensation	871
Other Non-Recurring Items	(1,122)
Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt	6,013
EBITDA	$16,554

Annualized EBITDA	$66,216
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1)	(3,071)
Pro Forma EBITDA	$63,145

Total Long-Term Debt	$495,370
Financing Costs, Net of Accumulated Amortization	1,260
Unamortized Convertible Debt Discount	204
Cash & Cash Equivalents	(10,214)
Restricted Cash	(7,605)
Net Debt	$479,015

Net Debt to Pro Forma EBITDA	7.6x

(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activity during the three months ended December 31, 2023.